EXHIBIT 99.1 - PRESS RELEASE

             GENELABS TECHNOLOGIES, INC. REPORTS FINANCIAL RESULTS
                 FOR THE SECOND QUARTER AND FIRST HALF OF 2004

REDWOOD CITY, Calif. - August 3, 2004 - Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported contract revenues of $0.7 million and a net loss of $2.9 million, or $0.03 per share, for the second quarter 2004. This compares to revenues of $0.8 million and a net loss of $4.3 million, or $0.07 per share, for the second quarter 2003. Revenues for the six month period ended June 30, 2004 were $1.4 million and the net loss was $7.6 million, or $0.09 per share, compared to revenues of $1.5 million and a net loss of $8.5 million, or $0.15 per share, for the same period in 2003. During the second quarter of 2004, the company recorded a gain of $2.0 million upon completion of the sale of its diagnostics business, which had been accounted for as a discontinued operation. This gain reduced the net loss for the second quarter of 2004 and the six months ended June 30, 2004 by $2.0 million.

At June 30, 2004, Genelabs had $24.0 million in cash and cash equivalents.

"I am very pleased with the continued progress in all key areas of our business," stated James A.D. Smith, president and chief executive officer. "The last patients enrolled into our confirmatory clinical trial of Prestara(TM) for lupus are scheduled to complete their final visits this month. Our drug development team is working hard to complete this study and we are on track to report data in the fourth quarter this year, as previously indicated. Separately, our research team continues to make significant progress in our programs to discover new treatments for hepatitis C virus infections. I am as excited as I have ever been about the prospects for each of these important programs."

Outlook for third quarter of 2004
Contract revenues for the third quarter of 2004 are currently estimated to be approximately $0.6 million. Operating expenses are estimated to be approximately $5.6 million to $6.1 million, with approximately 70% of the operating expenses related to research and development. The third quarter net loss is estimated to be approximately $5.0 million to $5.5 million, or $0.06 per share. We estimate our cash and cash equivalents at September 30, 2004 to be approximately $19.5 million.
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About Genelabs
Genelabs Technologies, Inc. is a biopharmaceutical company pioneering the discovery and development of novel pharmaceutical products to improve human health. We are concentrating our clinical development capabilities on Prestara(TM), an investigational drug for women with systemic lupus erythematosus and have received an approvable letter for our Prestara New Drug Application from the U.S. Food and Drug Administration. We are concentrating our drug discovery capabilities on novel antiviral compounds for treatment of hepatitis C virus infections.

NOTE: This press release contains forward-looking statements including statements regarding the prospects of our Prestara and hepatitis C virus drug discovery programs and the outlook for the third quarter of 2004. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, the company's capital requirements and history of operating losses; errors, omissions or adverse events in the current Prestara(TM) clinical trials; whether the results of the company's clinical trials of Prestara(TM) and other supporting information will be sufficient to support the approval of Prestara(TM) by the FDA, the European Agency for Evaluation of Medicinal Products and other regulatory authorities; delays regarding the regulatory approval process including the timing and scope of approval received, if any; uncertainties and risks regarding market acceptance of Prestara(TM) as a treatment for SLE; uncertainties and risks regarding the company's ability to consummate strategic or corporate partner transactions on favorable terms or at all; the early stage of Genelabs' research programs and uncertainties associated with the preclinical development of compounds, including whether a compound will advance to preclinical testing, clinical trials, or ultimately become a product, and the uncertainty of the timing of any of these; and the validity, scope and enforceability of patents related to the company's technologies. The active ingredient in Prestara(TM) is prasterone, the synthetic equivalent of the androgenic hormone dehydroepiandrosterone (DHEA). Products containing DHEA are currently being marketed by others as dietary supplements. The company currently does not have regulatory applications submitted for review of Prestara(TM) outside the U.S. In addition, neither U.S. nor other regulatory authorities have made a determination as to the safety or efficacy of Prestara(TM) for SLE. Please see the information appearing in the company's filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, under the captions "Risk Factors," "Business Risks" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.
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                          GENELABS TECHNOLOGIES, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                     June 30,       December 31,
                                                       2004             2003
                                                   ------------     ------------
                                                    (Unaudited)        Note 1
                                     ASSETS

Cash and cash equivalents                          $     24,013     $     26,530
Other current assets                                        747            1,456
Property and equipment, net                                 980              920
Long-term investments                                       960              960
                                                   ------------     ------------
                                                   $     26,700     $     29,866
                                                   ============     ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Total liabilities                                  $      8,101     $      7,051
Shareholders' equity                                     18,599           22,815
                                                   ------------     ------------
                                                   $     26,700     $     29,866
                                                   ============     ============

Note 1: Derived from audited financial statements

                          GENELABS TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                               For the three months ended       For the six months ended
                                                        June 30,                        June 30,
                                               --------------------------      --------------------------
                                                  2004            2003            2004            2003
                                               ----------      ----------      ----------      ----------
Contract revenue                               $      667      $      776      $    1,356      $    1,503
                                               ----------      ----------      ----------      ----------
Operating expenses:
      Research and development                      3,923           3,645           8,127           7,037
      General and administrative                    1,669           1,615           3,252           3,171
                                               ----------      ----------      ----------      ----------

         Total operating expenses                   5,592           5,260          11,379          10,208
                                               ----------      ----------      ----------      ----------
Operating loss                                     (4,925)         (4,484)        (10,023)         (8,705)
Interest income, net                                   51              10             104              31
                                               ----------      ----------      ----------      ----------
Loss from continuing operations                    (4,874)         (4,474)         (9,919)         (8,674)

Discontinued operations:
       Income from diagnostics business                --             194             262             194
       Gain on sale of diagnostics business         2,020              --           2,020              --
                                               ----------      ----------      ----------      ----------
Net loss                                       $   (2,854)     $   (4,280)     $   (7,637)     $   (8,480)
                                               ==========      ==========      ==========      ==========

Loss per share from continuing operations
                                               $    (0.06)     $    (0.08)     $    (0.11)     $    (0.15)
                                               ==========      ==========      ==========      ==========

Net loss per share - basic and diluted         $    (0.03)     $    (0.07)     $    (0.09)     $    (0.15)
                                               ==========      ==========      ==========      ==========

Weighted average shares outstanding                88,018          58,617          87,854          56,005
                                               ==========      ==========      ==========      ==========